UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814

(Commission File Number)

84-0705083

(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO 80218

(Address of principal executive office) (Zip Code)

Registrant’s telephone, including area code (303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 5.07 - Submission of Matters to a Vote of Security Holders

The Registrant held its Annual Shareholders’ meeting on January 15, 2014, at which, the following matters were voted upon and adopted by shareholders:

1.	Election of Directors

	Voted
	For	Withheld	Broker Non-Votes

Mark W. Harding	14,180,841	604,807	6,333,131
Harrison H. Augur	14,730,600	55,048	6,333,131
Arthur G. Epker III	14,688,056	97,592	6,333,131
Richard L. Guido	14,744,493	41,155	6,333,131
Peter C. Howell	14,746,388	39,260	6,333,131
George M. Middlemas	14,727,285	58,363	6,333,131

2.	For the ratification of the appointment of GHP Horwath, P.C. and the independent auditors for the year ending August 31, 2014:

For	Against	Abstain	Non-Votes
20,979,780	11,160	127,839	–

3.	For the approval, on an advisory basis, of executive compensation:

For	Against	Abstain	Non-Votes
14,669,572	68,743	47,333	6,333,131

4.	For the frequency of voting on executive compensation:

1 year	2 years	3 years	Abstain
10,310,191	185,673	2,057,462	2,232,322

5.	For the approval of the 2014 equity incentive plan:

For	Against	Abstain	Non-Votes
13,756,619	1,002,315	26,714	6,333,131

Based on the outcome of the shareholder vote the board of directors for the Company has adopted one year as the frequency of an advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2014

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding
Mark W. Harding President and Chief Financial Officer